77Q1(a)(3)

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

CERTIFICATE OF CORRECTION
TO ARTICLES SUPPLEMENTARY

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland
(the “Corporation”), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

1.   This Certificate of Correction is filed to correct a typographical error in the Corporation’s Articles Supplementary.

2.   Said Articles Supplementary were filed by the Corporation on
September 15, 2010.

3.   Article EIGHTH and Article NINTH  requiring correction as previously filed is as follows:

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of
the Corporation, the Board of Directors of the Corporation has allocated
Seven Billion (7,000,000,000) shares of the Seven Billion (7,000,000,000)
shares of authorized capital stock of the Corporation among the nine (9)
Series of stock of the Corporation as follows:

Series    Number of Aggregate
     Shares  Par Value
Equity Income Fund  2,970,000,000 $29,700,000
Value Fund   1,190,000,000 11,900,000
Real Estate Fund  240,000,000 2,400,000
Small Cap Value Fund  970,000,000 9,700,000
Equity Index Fund  300,000,000 3,000,000
Mid Cap Value Fund  245,000,000 2,450,000
Large Company Value Fund 885,000,000 8,850,000
NT Large Company Value Fund 150,000,000 1,500,000
NT Mid Cap Value Fund  50,000,000 500,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the nine (9) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

     Number of
     Shares  Aggregate
Series Name  Class Name Allocated Par Value

Equity Income Fund Investor 1,800,000,000 $18,000,000
   Institutional 360,000,000 3,600,000
   A  650,000,000 6,500,000
   B  5,000,000 50,000
   C  105,000,000 1,050,000
   R  50,000,000 500,000

Value Fund  Investor 900,000,000 $9,000,000
   Institutional 125,000,000 1,250,000
   A  150,000,000 1,500,000
   B  5,000,000 50,000
   C  5,000,000 50,000
   R  5,000,000 50,000

Real Estate Fund Investor 125,000,000 $1,250,000
   Institutional 50,000,000 500,000
   A  50,000,000 500,000
   B  5,000,000 50,000
   C  5,000,000 50,000
   R  5,000,000 50,000

Small Cap Value Fund Investor 500,000,000 $5,000,000
   Institutional 270,000,000 2,700,000
   A  190,000,000 1,900,000
   C  5,000,000 50,000
   R  5,000,000 50,000

Equity Index Fund Investor 150,000,000 1,500,000
   Institutional 150,000,000 1,500,000

Mid Cap Value Fund Investor 160,000,000 $1,600,000
   Institutional 35,000,000 350,000
   A  30,000,000 300,000
   C  10,000,000 100,000
   R  10,000,000 100,000

Large Company
Value Fund  Investor 550,000,000 $5,500,000
   Institutional 200,000,000 2,000,000
   A  100,000,000 1,000,000
   B  5,000,000 50,000
   C  20,000,000 200,000
   R  10,000,000 100,000

NT Large Company
Value Fund  Institutional 150,000,000 $1,500,000

NT Mid Cap Value Fund Institutional 50,000,000 $500,000

4.   The above Article EIGHTH and Article NINTH are hereby amended by deleting the text thereof in their entirety and inserting in lieu therefor the following:

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of
the Corporation, the Board of Directors of the Corporation has allocated
Seven Billion (7,000,000,000) shares of the Seven Billion (7,000,000,000)
shares of authorized capital stock of the Corporation among the nine (9)
Series of stock of the Corporation as follows:

Series    Number of  Aggregate
    Shares  Par Value
Equity Income Fund  2,970,000,000 $29,700,000
Value Fund   1,200,000,000 12,000,000
Real Estate Fund  230,000,000 2,300,000
Small Cap Value Fund  970,000,000 9,700,000
Equity Index Fund  300,000,000 3,000,000
Mid Cap Value Fund  245,000,000 2,450,000
Large Company Value Fund 885,000,000 8,850,000
NT Large Company Value Fund 150,000,000 1,500,000
NT Mid Cap Value Fund  50,000,000 500,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the nine (9) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name
     Number of Aggregate
     Shares   Par Value
   Class Name Allocated

Equity Income Fund Investor 1,800,000,000 $18,000,000
   Institutional 360,000,000 3,600,000
   A  650,000,000 6,500,000
   B  5,000,000 50,000
   C  105,000,000 1,050,000
   R  50,000,000 500,000

Value Fund  Investor 900,000,000 $9,000,000
   Institutional 125,000,000 1,250,000
   A  150,000,000 1,500,000
   B  5,000,000 50,000
   C  5,000,000 50,000
   R  15,000,000 150,000

Real Estate Fund Investor 125,000,000 $1,250,000
   Institutional 50,000,000 500,000
   A  40,000,000 400,000
   B  5,000,000 50,000
   C  5,000,000 50,000
   R  5,000,000 50,000

Small Cap Value Fund Investor 500,000,000 $5,000,000
   Institutional 270,000,000 2,700,000
   A  190,000,000 1,900,000
   C  5,000,000 50,000
   R  5,000,000 50,000

Equity Index Fund Investor 150,000,000 1,500,000
   Institutional 150,000,000 1,500,000

Mid Cap Value Fund Investor 160,000,000 $1,600,000
   Institutional 35,000,000 350,000
   A  30,000,000 300,000
   C  10,000,000 100,000
   R  10,000,000 100,000

Large Company
Value Fund  Investor 550,000,000 $5,500,000
   Institutional 200,000,000 2,000,000
   A  100,000,000 1,000,000
   B  5,000,000 50,000
   C  20,000,000 200,000
   R  10,000,000 100,000

NT Large Company
Value Fund  Institutional 150,000,000 $1,500,000

NT Mid Cap Value Fund Institutional 50,000,000 $500,000

IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused this Certificate of Correction to the Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 21st day of September, 2010.

      AMERICAN CENTURY CAPITAL
      PORTFOLIOS, INC.

ATTEST:

/s/Otis H. Cowan    /s/Charles A. Etherington
Name:   Otis H. Cowan    Name:   Charles A. Etherington
Title:  Assistant Secretary   Title: Senior Vice President

THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.,
who executed on behalf of said Corporation the foregoing Certificate of
Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Certificate of Correction to the Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  September 21, 2010  /s/Charles A. Etherington
     Charles A. Etherington, Senior Vice President